      UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2008

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of November 28, 2008, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Modification Agreement (the “Modification Agreement”) with Alpha Capital Anstalt; Whalehaven Capital Fund Ltd.; and Genesis Microcap (collectively, the “Holders”), who collectively hold: (i) Convertible Notes in the original aggregate principal amount of $2,375,000, or which an aggregate principal amount of $1,500,010 is currently outstanding (the “Convertible Notes”); (ii) Class A Common Stock Purchase Warrants entitling the Holders to purchase shares of the Company’s common stock at a price of $2.05 per share (the “A Warrants”); and (iii) Class B Common Stock Purchase Warrants entitling the Holders to purchase shares of the Company’s common stock at a price of $2.00 per share (the “B Warrants”).  The A Warrants and the B Warrants are referred to collectively herein as the “Warrants.”

The Company is contemplating the issuance of Secured Notes in the aggregate principal amount of up to $1,100,000, with the payment of such Secured Notes to be secured by certain assets of the Company’s wholly-owned subsidiary, Interim Healthcare of Wyoming, Inc., a Wyoming corporation (“Interim”).  However, Section 10(a) of the Company’s Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock (the “Certificate of Designation”) prohibits the Company and any of its subsidiaries from incurring or guaranteeing any indebtedness without the written consent of the holders of at least 85% in stated value of the then-outstanding shares of Preferred Stock.

Each of the Company’s Preferred Stock holders has executed an Amendment and Waiver Agreement by which it has agreed to the issuance of the Secured Notes and to the pledging of Interim’s assets in connection therewith (the “Waiver Agreement”).  As partial consideration therefor, the Company agreed to amend the Certificate of Designation to reduce the conversion price of the Preferred Stock from $2.05 per share to $1.00 per share.  This repricing triggered Section 2.1(c)D of the Convertible Notes, which provides for the reduction in their conversion price in the event that the conversion price of any other convertible security of the Company is modified to a price that is less than the conversion price of the Convertible Notes.  As a result, the conversion price of the Convertible Notes has been adjusted downward, from $2.00 per share to $1.00 per share.  This repricing is documented in Paragraph 2 of the Modification Agreement.

Section 3.4 of the Warrants also contains a provision for the downward adjustment in the Warrants’ conversion price in the event of the issuance of securities convertible into shares of the Company’s common stock at a price that is less than the conversion price of the Warrants.  However, under the Modification Agreement, each of the Holders has agreed to waive this price adjustment solely in connection with the repricing of the Preferred Stock under the Waiver Agreement.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  12/2/2008

By /s/ Christopher J. Spencer

Christopher J. Spencer, President